Exhibit 99.1

Artiva Biotherapeutics Reports Second Quarter 2025 Financial Results, Recent Business Highlights

First patient treated in company-sponsored global basket trial exploring AlloNK® + rituximab in refractory rheumatoid arthritis, Sjögren’s disease, idiopathic inflammatory myopathies, and systemic sclerosis

Continued execution and enrollment progress with over a dozen patients treated with AlloNK + mAb across over a dozen sites in company-sponsored and investigator-initiated clinical trials in autoimmune diseases

Initial safety, translational data, and lead indication selection for AlloNK in autoimmune diseases to be presented by year-end 2025; initial clinical response data in the lead indication to be presented in 1H2026

Cash runway into Q2 2027, with cash, cash equivalents, and investments of $142.4 million as of June 30, 2025

SAN DIEGO, August 6, 2025 -- Artiva Biotherapeutics, Inc. (Nasdaq: ARTV) (Artiva), a clinical-stage biotechnology company whose mission is to develop effective, safe, and accessible cell therapies for patients with devastating autoimmune diseases and cancers, today announced financial results for the second quarter ended June 30, 2025, and highlighted recent progress.

“We are making meaningful progress across our ongoing clinical trials exploring AlloNK® in autoimmune disease. We now have over a dozen sites enrolling across our trials in the US and have already treated over a dozen patients with AlloNK in combination with monoclonal antibodies across rheumatoid arthritis, SLE, lupus nephritis, Sjögren’s disease, and systemic sclerosis,” said Fred Aslan, M.D., Chief Executive Officer of Artiva. “By the end of 2025, we look forward to sharing initial translational data supporting AlloNK’s mechanism of action, and safety data, supporting the potential of our therapy, which includes the use of cyclophosphamide and fludarabine, to be administered and managed in an outpatient setting across multiple autoimmune indications. We also look forward to announcing our lead indication by the end of 2025, setting the stage to share initial clinical response data in that indication in the first half of next year.”

Recent Business Highlights

AlloNK® (also known as AB-101) Updates

•
Over a dozen clinical sites active and enrolling across two company-sponsored trials in autoimmune diseases: the Phase 2a basket clinical trial and the Phase 1/1b clinical trial in systemic lupus erythematosus (SLE) with or without lupus nephritis (LN)
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First patient treated with AlloNK + rituximab in recently initiated global Phase 2a company-sponsored basket clinical trial for refractory rheumatoid arthritis (RA), Sjögren’s disease (SjD), idiopathic inflammatory myopathies (myositis, or IIM), and systemic sclerosis (scleroderma, or SSc)
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Over a dozen patients treated with AlloNK + monoclonal antibody (mAb) across refractory RA, SLE, LN, SjD, and SSc in the company-sponsored trials and an investigator-initiated basket trial

Upcoming Milestones

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By Year-End 2025: Initial safety and translational data for AlloNK + mAb across multiple autoimmune diseases from ongoing clinical trials and disclosure of lead indication for further development
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Mechanistic and translational data for AlloNK in autoimmune diseases
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Insights into tolerability of AlloNK + mAb, and the patient journey in community rheumatology sites, including the potential ease of use of conditioning regimens with cyclophosphamide and fludarabine
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Disclosure of lead indication for AlloNK development in autoimmune diseases
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1H 2026: Initial clinical response data in the lead autoimmune indication from ongoing clinical trials with longer follow-up to inform registrational strategy

Second Quarter 2025 Financial Results

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Cash, Cash Equivalents and Investments. As of June 30, 2025, Artiva had cash, cash equivalents, and investments of $142.4 million, which is expected to fund operations into Q2 2027
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Research and Development Expenses. Research and development expenses were $17.9 million for the three months ended June 30, 2025, compared to $12.3 million for the three months ended June 30, 2024
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General and Administrative Expenses. General and administrative expenses were $4.9 million for the three months ended June 30, 2025, compared to $3.9 million for the three months ended June 30, 2024
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Other Income (expense), net. Other income, net, was $1.6 million for the three months ended June 30, 2025, compared to other expense, net, of $1.7 million for the three months ended June 30, 2024
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Net Loss. Net loss totaled $21.3 million for the three months ended June 30, 2025, as compared to net loss of $17.8 million for the three months ended June 30, 2024, with non-cash stock-based compensation expense of $1.5 million for the three months ended June 30, 2025, and June 30, 2024

About Artiva Biotherapeutics

Artiva is a clinical-stage biotechnology company whose mission is to develop effective, safe and accessible cell therapies for patients with devastating autoimmune diseases and cancers. Artiva’s lead program, AlloNK® (also known as AB-101), is an allogeneic, off-the-shelf, non-genetically modified, cryopreserved NK cell therapy candidate designed to enhance the antibody-dependent cellular cytotoxicity effect of monoclonal antibodies to drive B-cell depletion. AlloNK is currently being evaluated in three ongoing clinical trials for the treatment of B-cell driven autoimmune diseases. This includes two company-sponsored trials, one in systemic lupus erythematosus for patients with or without lupus nephritis, and a basket trial across autoimmune diseases including rheumatoid arthritis and Sjögren’s disease, as well as an investigator-initiated basket trial in B-cell driven autoimmune diseases. Artiva’s pipeline also includes CAR-NK candidates targeting both solid and hematologic cancers. Artiva was founded in 2019 as a spin out of GC Cell, formerly GC Lab Cell Corporation, a leading healthcare company in the Republic of Korea, pursuant to a strategic partnership granting Artiva exclusive worldwide rights (excluding Asia, Australia and New Zealand) to GC Cell’s NK cell manufacturing technology and programs.

Artiva is headquartered in San Diego, California. For more information, please visit www.artivabio.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements in this press release that are not statements of historical fact are forward-looking statements. Such forward-looking statements include, without limitation, statements regarding: expectations of Artiva Biotherapeutics, Inc. (the “Company”) regarding the potential benefits, accessibility, ease of use, effectiveness, safety and mechanism of action of AlloNK; the Company’s ability to advance AlloNK in autoimmune disease; the Company’s ability to demonstrate progress and clinical validation of its approach; the Company’s expectations regarding timing and availability of data from the Company’s clinical trials or the basket IIT; the timing related to the selection of a lead autoimmune indication; the timing, likelihood or success of the Company's business strategy, as well as plans and objectives of management for future operations; and the Company’s future results of operations and financial position, including cash runway. These forward-looking statements are based on the beliefs of the management of the Company as well as assumptions made by and information currently available to the Company. Such statements reflect the current views of the Company with respect to future events and are subject to known and unknown risks and uncertainties. In light of these risks and uncertainties, the events or circumstances referred to in the forward-looking statements may not occur. These and other factors that may cause the Company’s actual results to differ from current expectations are discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the section titled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date this press release is given. Except as required by law, the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Artiva Biotherapeutics, Inc.

Condensed Balance Sheets

(Unaudited)

(in thousands)

	June 30, 2025	December 31, 2024
Assets
Cash, cash equivalents and investments	$142,365	$185,428
Property and equipment, net	6,886	6,370
Operating and financing lease right-of-use assets	12,940	14,055
Other assets	7,200	3,728
Total assets	$169,391	$209,581
Liabilities and stockholders' equity
Accounts payable and accrued expenses	$7,053	$8,513
Operating and financing lease liabilities	13,224	14,354
Other liabilities	73	73
Total liabilities	20,350	22,940
Stockholders' equity	149,041	186,641
Total liabilities and stockholders' equity	$169,391	$209,581

Artiva Biotherapeutics, Inc.

Condensed Statements of Operations and Comprehensive Loss

(Unaudited)

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
License and development support revenue	$-	$-	$-	$251
Operating expenses:
Research and development	17,861	12,333	34,914	23,488
General and administrative	4,949	3,857	10,068	7,444
Total operating expenses	22,810	16,190	44,982	30,932
Loss from operations	(22,810)	(16,190)	(44,982)	(30,681)
Other income (expense), net:
Interest income	1,561	676	3,425	1,326
Change in fair value of SAFEs	—	(2,352)	—	(2,620)
Other (expense) income, net	(5)	23	(8)	169
Total other income (expense), net	1,556	(1,653)	3,417	(1,125)
Net loss	$(21,254)	$(17,843)	$(41,565)	$(31,806)
Net loss per share, basic and diluted	$(0.87)	$(22.00)	$(1.71)	$(39.24)
Weighted-average common shares outstanding, basic and diluted	24,378,823	811,210	24,360,502	810,484
Comprehensive loss:
Net loss	$(21,254)	$(17,843)	$(41,565)	$(31,806)
Other comprehensive income (loss), net	2	(86)	131	(187)
Comprehensive loss	$(21,252)	$(17,929)	$(41,434)	$(31,993)

Contacts

Investors: Neha Krishnamohan, Artiva Biotherapeutics, ir@artivabio.com

Media: Jessica Yingling, Ph.D., Little Dog Communications Inc., jessica@litldog.com

Source: Artiva Biotherapeutics, Inc.